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                                                                    Exhibit 99.2

                                                                          [LOGO]
                                                                         Premcor

                                                                 Premier People,
                                                           Products and Services

NEWS RELEASE ------------------------------------

                                                     Premcor Inc.
                                                     1700 East Putnam
                                                     Suite 500
                                                     Old Greenwich, CT 06870
                                                     203-698-7500
                                                     203-698-7925 fax

                    PREMCOR COMPLETES COMMON STOCK OFFERINGS

     OLD GREENWICH, Connecticut, January 30, 2003 - Premcor Inc. (NYSE:PCO) announced today that it has completed its public offering of 12,500,000 shares of common stock at $20.00 per share. Additionally, in a private placement that was completed concurrently with the closing of the public offering, an aggregate of 2,860,400 shares were purchased at the public offering price less underwriting commissions, or $19.20 per share, by affiliates of The Blackstone Group L.P., affiliates of Occidental Petroleum Corporation, Thomas D. O'Malley, the company's chairman and chief executive officer, and certain officers of the company.

     Net proceeds from the public offering and the private placement aggregated $293.9 million. Premcor expects to use these net proceeds, together with the net proceeds from the recently announced $525 million Senior Notes offering by its subsidiary, The Premcor Refining Group, Inc. ("PRG"), to finance the purchase from The Williams Companies of its refinery and related supply and distribution assets located in and around Memphis, Tennessee; to acquire certain Memphis refinery inventory and other working capital assets; to repay $240 million in principal amount of PRG's floating rate notes due 2003 and 2004; to redeem the outstanding 11 1/2% Subordinated Exchange Debentures Due 2009 of its subsidiary, Premcor USA Inc. for $42.2 million; and for general corporate purposes.

     The securities offered in the private placement will not be, and have not been, registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

     Premcor Inc. is one of the largest independent petroleum refiners and marketers of unbranded transportation fuels and heating oil in the United States.

     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the company's current expectations with respect to future market conditions, future operating results, the future performance of its refinery operations, future acquisitions and related financing transactions, and planned debt reductions. Words such as "expects,"

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"intends," "plans," "projects," "believes," "estimates," "may," "will,"
"should," "shall," and similar expressions typically identify such forward-looking statements. Even though Premcor believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from expectations include, but are not limited to, operational difficulties, varying market conditions, potential changes in gasoline, crude oil, distillate, and other commodity prices, government regulations, and other factors contained from time to time in the reports filed with the Securities and Exchange Commission by the company and its subsidiaries, Premcor USA Inc. and The Premcor Refining Group Inc., including the company's Form S-1 and the company's and its subsidiaries' quarterly reports on Form 10-Q, reports on Form 8-K, and annual reports on Form 10-K.
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Contacts:
Premcor Inc.
Joe Watson, (203) 698-7510 (Media/Investors)
Karen Davis, (314) 854-1424 (Investors)
Michael Taylor, (314) 719-2304 (Investors)